Exhibit 99.1

Delisa Davis

RH Strategic Communications for Digimarc

202-585-0210

ddavis@rhstrategic.com

FOR IMMEDIATE RELEASE

Digimarc CEO to Conduct Webcast Introducing the Spin-Off of Digital Watermarking Business

The new company anticipates having a strong balance sheet and profitable operations in its first full year as an independent company

Beaverton, Ore. – July 16, 2008 – Digimarc Corporation (NASDAQ: DMRC) today announced that Chairman & CEO, Bruce Davis, will conduct a webcast presenting the new spin-off company, DMRC Corporation.  The webcast, “Enriched Media. Enriching Lives,” will provide an overview of the new company, its technology and uses, markets and competition, and growth opportunities.

The webcast is scheduled for Friday, July 18, 2008 at 8:00 am PT, 11:00 am ET.

To reserve a space for the webcast, register at the following site: https://www.digimarc.com/comm/webcast_071808.asp

On June 30, 2008, Digimarc announced it had entered into an amended and restated merger agreement to sell its ID Systems business to L-1 Identity Solutions, Inc. (NYSE: ID).  The merger agreement calls for Digimarc’s Digital Watermarking business to be spun-off prior to the closing of the acquisition of the ID Systems business.  Immediately following the closing of the acquisition, DMRC Corporation will change its name to Digimarc Corporation.

About Digimarc

Digimarc Corporation (NASDAQ:DMRC), based in Beaverton, Oregon, is a leading supplier of secure identity and media management solutions. Digimarc provides products and services that enable the annual production of more than 60 million personal identification documents, including ID solutions for more than 25 countries. Digimarc’s digital watermarking technology provides a persistent digital identity for various media content and is used to enhance the security of financial documents, identity documents and digital images, and support other media rights management applications.

Digimarc has an extensive intellectual property portfolio, with more than 360 issued U.S. patents with more than 7,500 claims, and more than 500 pending U.S. and foreign patent applications in digital watermarking, personal identification and related technologies. The Company is headquartered in Beaverton, Oregon, with other U.S. offices in Burlington, Massachusetts; Fort Wayne, Indiana; and the Washington DC area; and international offices in London and Mexico. Please go to www.digimarc.com for more company information.

Forward Looking Statements

With the exception of historical information contained in this press release, the matters described herein contain certain “forward-looking statements.”  Forward-looking statements may include the words “believes,” “expects,” “estimates,” “anticipates,” “will” or words of similar import.  Forward-looking statements made by Digimarc are based on management’s current expectations and are subject to certain assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements herein or from historical results, due to risk factors, including changes in economic, business, competitive, technological, and/or regulatory factors. More detailed information about these risk factors is set forth in filings made with the Securities and Exchange Commission (i) by DMRC Corporation in the Registration Statement on Form 10 filed on June 23, 2008, including the information statement filed as exhibit 99.1 to the Registration Statement, and (ii) by Digimarc in its annual report on Form 10-K for the year ended December 31, 2007, and its quarterly report on Form 10-Q for the quarter ended March 31, 2008.  Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this press release.

Where You Can Find Additional Information

In connection with the proposed spin-off of DMRC Corporation by Digimarc, DMRC Corporation has filed a Registration Statement on Form 10 and Digimarc has filed with the SEC a preliminary information statement.  Investors are urged to read the Registration Statement and information statement carefully, and any other relevant documents filed with the SEC, as well as any amendments or supplements thereto, because they will contain important information.  Investors and other interested parties will be able to obtain free copies of the Registration Statement, information statement and other documents filed with the SEC from the SEC’s website at http://www.sec.gov.  In addition, investors and other interested parties will be able to obtain free copies of the Registration Statement and information statement by directing a request by mail or telephone to Digimarc, 9405 SW Gemini Drive, Beaverton, Oregon 97008, Attention: Investor Relations, telephone: (503) 469-4659.

Safe Harbor Statement

The disclosure contained herein is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer by L-1 is being made pursuant to a tender offer statement and related materials.  Digimarc stockholders are advised to read the tender offer statement and related materials filed by L-1 with the SEC.  The tender offer statement (including the offer to purchase, letter of transmittal and related tender offer documents) filed by L-1 with the SEC and the solicitation/recommendation statement filed by Digimarc with the SEC contain important information which should be read carefully before any decision is made with respect to the tender offer.  The tender offer statement and the solicitation/recommendation statement have been mailed to all Digimarc stockholders of record.  The tender offer statement and related materials may be obtained at no charge by directing a request by mail to Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, or by calling (212) 750-5833, and may also be obtained at no charge at www.digimarc.com and from the SEC’s website at http://www.sec.gov.

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